As filed with the Securities and Exchange Commission on August 13, 2015

Registration No. 333-119577

Registration No. 333-128692

Registration No. 333-143794

Registration No. 333-149743

Registration No. 333-157967

Registration No. 333-169851

Registration No. 333-171392

Registration No. 333-183250

Registration No. 333-183251

Registration No. 333-196566

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-119577

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-128692

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-143794

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-149743

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-157967

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-169851

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-171392

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-183250

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-183251

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-196566

UNDER

THE SECURITIES ACT OF 1933

Endeavour International Corporation

(Exact name of registrant as specified in its charter)

Nevada	88-0448389
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

811 Main Street, Suite 2100

Houston, Texas 77002

(713) 307-8700

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Name, address, including zip code, and telephone number, including area code, of agent for service:	Copy of communications to:
Catherine L. Stubbs Senior Vice President and Chief Financial Officer Endeavour International Corporation 811 Main Street, Suite 2100 Houston, Texas 77002 (713) 307-8700	T. Mark Kelly Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), originally filed by Endeavour International Corporation, a Nevada Corporation (“Endeavour”), with the Securities and Exchange Commission:

•	Registration No. 333-119577, filed on Form S-8 on October 7, 2004, pertaining to the registration of 8,531,250 shares of common stock of Endeavour (“Shares”) issued or issuable under the Endeavour International Corporation 2004 Incentive Plan (the “2004 Plan”) and certain non-plan restricted stock award agreements;

•	Registration No. 333-128692, filed on Form S-8 on September 29, 2005, pertaining to (i) the registration of 6,800,000 Shares issued or issuable under the 2004 Plan, certain non-plan restricted stock award agreements and a certain non-plan stock option agreement and (ii) the reoffer and resale of 14,072,650 Shares previously registered or issued or issuable under the 2004 Plan, a certain restricted stock award agreement and a certain stock option agreement;

•	Registration No. 333-143794, filed on Form S-8 on June 15, 2006, pertaining to the registration of 8,000,000 Shares issued or issuable under the Endeavour International Corporation 2007 Incentive Plan;

•	Registration No. 333-149743, filed on Form S-8 on March 14, 2008, pertaining to (i) the registration of 1,400,000 Shares issued or issuable under certain Endeavour restricted stock award agreements and stock option agreements and (ii) the reoffer and resale of 1,400,000 Shares issued or issuable under certain Endeavour restricted stock award agreements and stock option agreements;

•	Registration No. 333-157967, filed on Form S-8 on March 16, 2009, pertaining to (i) the registration of 550,000 Shares issued or issuable under certain Endeavour restricted stock award agreements and stock option agreements and (ii) the reoffer and resale of 550,000 Shares issued or issuable under certain Endeavour restricted stock award agreements and stock option agreements;

•	Registration No. 333-169851, filed on Form S-8 on October 8, 2010, pertaining to the registration of 8,000,000 Shares issued or issuable under the Endeavour International Corporation 2010 Incentive Plan (the “2010 Plan”);

•	Registration No. 333-171392, filed on Form S-8 on December 23, 2010, pertaining to the registration of 85,715 Shares issued under a certain restricted stock award agreement;

•	Registration No. 333-183250, filed on Form S-8 on August 13, 2012, pertaining to the registration of 1,950,000 Shares issued or issuable under the 2010 Plan;

•	Registration No. 333-183251, filed on Form S-8 on August 13, 2012, pertaining to (i) the registration of 50,000 Shares issued or issuable under a certain restricted stock award agreement and (ii) the reoffer and resale of 50,000 Shares issued under a certain restricted stock award agreement; and

•	Registration No. 333-196566, filed on Form S-8 on June 6, 2014, pertaining to the registration of 2,075,000 Shares issued or issuable under the Endeavour International Corporation 2014 Incentive Plan.

On October 10, 2014, Endeavour and certain of its wholly owned U.S. subsidiaries — Endeavour Operating Corporation, Endeavour Colorado Corporation, Endeavour Energy New Ventures Inc., and END Management Company — and one of its foreign subsidiaries — Endeavour Energy Luxembourg S.à.r.l. — filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 cases are being jointly administered by the Bankruptcy Court as Case No. 14-12308 (the “Bankruptcy Cases”). On April 29, 2015, in light of the foregoing, Endeavour filed with the Bankruptcy Court a motion to, among other things, approve the sale of substantially all of Endeavour’s U.S. assets and, in connection with such sale, establish bidding procedures and an auction.

As a result of the Bankruptcy Cases, Endeavour has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by Endeavour in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, Endeavour hereby removes from registration all of such securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on this 13th day of August, 2015.

ENDEAVOUR INTERNATIONAL CORPORATION

By:	/s/ Catherine L. Stubbs
Catherine L. Stubbs Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, these Registration Statements have been signed below by the following persons on behalf of the registrant and in the capacities indicated on August 13, 2015.

SIGNATURE	TITLE	DATE

/s/ James J. Emme James J. Emme	Executive Vice President — North America (Co-Principal Executive Officer)	August 13, 2015

/s/ Catherine L. Stubbs Catherine L. Stubbs	Senior Vice President and Chief Financial Officer (Co-Principal Executive, Financial and Accounting Officer)	August 13, 2015

/s/ Derek A. Neilson Derek A. Neilson	Managing Director UK Operations (Co-Principal Executive Officer)	August 13, 2015

/s/ James H. Browning James H. Browning	Director	August 13, 2015

/s/ John B. Connally III John B. Connally III	Director	August 13, 2015

/s/ Sheldon R. Erikson Sheldon R. Erikson	Director	August 13, 2015

/s/ William D. Lancaster William D. Lancaster	Director	August 13, 2015

/s/ Nancy K. Quinn Nancy K. Quinn	Director	August 13, 2015

/s/ John N. Seitz John N. Seitz	Director	August 13, 2015

/s/ William L. Transier William L. Transier	Director	August 13, 2015